UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 8, 2007 (February 2, 2007)

HEALTHWAYS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-19364	62-1117144
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3841 Green Hills Village Drive Nashville, Tennessee	37215
(Address of principal executive offices)	(Zip Code)

(615) 665-1122

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Directors

In accordance with Healthways, Inc.’s (the “Company”) Corporate Governance Guidelines, Frank A. Ehmann, 72, a director of the Company since 1991, retired from the Company’s Board of Directors effective February 2, 2007, the date of the 2007 Annual Meeting, and did not stand for re-election. Mr. Ehmann served on the Company’s Compensation Committee and Audit Committee.

(e) Adoption of 2007 Stock Incentive Plan

On February 2, 2007, Healthways, Inc.’s (the “Company”) stockholders approved the adoption of the Healthways, Inc. 2007 Stock Incentive Plan (the “2007 Plan”), a copy of which is attached as Exhibit 10.1 and incorporated herein by reference. The 2007 Plan replaces all of the Company’s existing stock incentive plans, including the 1996 Stock Incentive Plan, as amended, the Amended and Restated 2001 Stock Option Plan, as amended, and the 1991 Employee Stock Incentive Plan (collectively, the "Prior Plans"), and is the sole plan for providing new equity awards to eligible employees, consultants, and non-employee directors. The key features of the 2007 Plan are described below:

•	Plan Termination Date: February 2, 2017;
•	Administration: A committee of all the non-employee directors (the “Committee”) will administer the 2007 Plan. The functions of the Committee may be exercised by the Compensation Committee;
•

Eligible Participants: Officers and key employees, and directors of, and consultants to the Company and its subsidiaries and affiliates, who are responsible for or contribute to the management, growth and/or profitability of the business of the Company and/or its subsidiaries and affiliates;

•

Shares Authorized: 2,000,000 plus the shares previously authorized and available for issuance under the Prior Plans, and any shares under the Prior Plans that may become available for issuance under the Prior Plans as a result of expiration or forfeiture; and

•	Award Types: stock options, stock appreciation rights, restricted stock awards, restricted stock units, performance awards and other stock-based awards.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit 10.1	2007 Stock Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHWAYS, INC.

By:	/s/ Alfred Lumsdaine
Alfred Lumsdaine
Senior Vice President and Corporate Controller

Date: February 8, 2007

EXHIBIT INDEX

Exhibit 10.1	2007 Stock Incentive Plan